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                                   EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in the previously filed Registration Statement (Form S-8, No. 333-61876) of our report dated February 13, 2006, included in this Annual Report on Form 10-K of Primedex Health Systems, Inc. and affiliates for the year ended October 31, 2005.


/s/ Moss Adams LLP
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Los Angeles, California

September 29, 2006